Exhibit 99.1

NEWS RELEASE

100 Glenborough Drive	Contact: Chris Tong: 281-872-3122
Suite 100	Investor_Relations@nobleenergyinc.com
Houston, TX 77067
NOBLE ENERGY ANNOUNCES SECOND QUARTER 2007 RESULTS
HOUSTON (August 1, 2007) — Noble Energy, Inc. (NYSE: NBL) today reported second quarter 2007 net income of $209.1 million, or $1.22 per basic share ($1.21 per share diluted). Discretionary cash flow (non-GAAP measure, see Schedule 3 — Discretionary Cash Flow and Reconciliation to Operating Cash Flow) for the second quarter was $473.2 million. Net cash provided by operating activities was $350.6 million. Capital expenditures for the quarter totaled $481.1 million.
Key accomplishments for the second quarter include:
•	Daily equivalent production volume increase of 12 percent versus second quarter 2006, adjusted to exclude Gulf of Mexico Shelf production sold in July 2006

•	Successful exploration well (Benita) in Block I, offshore Equatorial Guinea

•	Deepwater Gulf of Mexico exploration success at Isabela

•	Acquisition of approximately 280,000 net acres onshore North America in the Piceance, Niobrara, and New Albany Shale areas

•	Sales of natural gas to a liquefied natural gas (LNG) plant in Equatorial Guinea, representing approximately 9,700 barrels of oil equivalent per day (Boepd)
Second quarter 2007 results included deferred compensation expense of $3.0 million pretax ($1.9 million after tax). Also included in the second quarter 2007 results was a pretax charge (Loss on Involuntary Conversion) due to a revision in Hurricane Ivan and Katrina estimates for salvage and clean up of $38.3 million ($23.9 million after tax). The salvage and cleanup operation is now complete and all equipment has been released.
Charles D. Davidson, the company’s Chairman, President and CEO, said, “Noble Energy’s strong second quarter financial and operating results reflect continued momentum from our diversified portfolio of assets. Despite selling our Gulf of Mexico Shelf assets in the third quarter of 2006, we have increased production for the second quarter 2007 as compared to the same period 2006. In North America, we have steadily increased activity levels in the Rocky Mountains and we have acquired several new acreage positions that look promising for the future. Our international portfolio of assets performed extremely well in the second quarter with production growing in Israel, the North Sea and Equatorial Guinea over the same period last year. We are excited about our recent exploration successes in the Deepwater Gulf of Mexico and Equatorial Guinea and look forward to our remaining 2007 exploration program, including prospects in the Deepwater Gulf of Mexico, Equatorial Guinea, and Cameroon. Our balanced and diversified portfolio continues to allow us to show organic growth while providing future growth opportunities through a high impact exploration program.”
Second quarter 2007 production was 197,217 Boepd compared to 194,747 Boepd for the same period last year and 187,588 Boepd for the first quarter 2007. Second quarter 2006 production included 18,928 Boepd from the Gulf of Mexico Shelf assets, which were sold in July 2006. Sales volumes during the second quarter 2007 were 199,516 Boepd, exceeding production by approximately 2,300 Boepd, primarily due to the timing of condensate liftings in Equatorial Guinea.

NORTH AMERICA
North America reported pre-tax operating income for the second quarter 2007 of $160.0 million compared to a pre-tax operating loss of $152.1 million for the second quarter 2006. The pre-tax operating loss in 2006 included a charge of approximately $400 million related to certain cash flow hedges that were associated with Gulf of Mexico Shelf assets sold in the third quarter 2006.
North American production volumes were 114,698 Boepd in the second quarter 2007 compared to 134,194 Boepd for the same quarter last year and 113,622 Boepd for the first quarter 2007. Liquids and natural gas production volumes were 45,068 barrels of oil per day (Bopd) and 417.8 million cubic feet per day (MMcfpd), respectively, for the current quarter compared to 51,983 Bopd and 493.3 MMcfpd for the second quarter of 2006 and 45,576 Bopd and 408.3 MMcfpd for the first quarter 2007. The decline in production volumes in the second quarter 2007 as compared to second quarter 2006 is attributable primarily to the disposition of the Gulf of Mexico Shelf assets. Compared to last quarter, second quarter 2007 production was impacted by 1,550 Boepd primarily due to third party processing downtime in the Rocky Mountains and Midcontinent, 750 Boepd due to natural declines in the Gulf Coast and Midcontinent, and 2,400 Boepd related to Deepwater facility downtime and performance. These impacts were more than offset by a 5,800 Boepd increase in the Rocky Mountains during the quarter primarily due to the recovery of the production impact from the severe winter storms experienced in the first quarter.
Domestic operations benefited from strong realized natural gas prices during the quarter. The average realized natural gas price was $7.25 per thousand cubic feet (Mcf) for the second quarter 2007 compared to $6.29 per Mcf last year. Gas revenues for the current quarter were positively impacted by $39.6 million attributable to previously recognized losses for hedge contracts that were re-designated concurrent with the Gulf of Mexico Shelf asset sale (see Schedule 8 – Impact of Loss Associated with Gulf of Mexico Shelf Asset Sale). The average liquids price was $51.34 per barrel (Bbl) compared to $53.01 per Bbl during the second quarter of 2006.
During 2007, Noble Energy plans to drill 1,033 gross domestic wells, of which 232 were drilled in the second quarter. The company also plans to complete 454 refrac, trifrac, deepening and recompletion projects in 2007, with 158 completed in the second quarter.
INTERNATIONAL OPERATIONS
International operations reported operating income for the second quarter 2007 of $202.4 million, an increase of 18 percent compared to $172.0 million in the second quarter last year. Total second quarter 2007 production volumes were 82,519 Boepd compared to 60,553 Boepd for the same quarter last year and 73,966 Boepd for the first quarter 2007. Liquids production volumes were 42,459 Bpd compared to 36,609 Bpd for the second quarter of 2006 and 41,318 Bpd for the first quarter 2007. Natural gas production was 240.4 MMcfpd compared to 143.7 MMcfpd in the same quarter last year and 195.9 MMcfpd for the first quarter 2007. Second quarter 2007 international sales were 84,819 Boepd, compared to 57,815 Boepd for the second quarter of 2006 and 68,513 Boepd for the first quarter 2007.
West Africa
Operating income for the second quarter increased 20 percent to $142.4 million this year compared to $118.4 million last year. Total sales volumes in Equatorial Guinea (exclusive of methanol operations) were 47,215 Boepd, an increase of 62 percent compared to 29,061 Boepd during the second quarter of 2006. Higher sales volumes resulted from increased natural gas volumes of approximately 78.2 MMcfpd, primarily representing natural gas sales to the LNG plant, as well as increased liftings of condensate and liquefied petroleum gas (LPG).
Alba field condensate and natural gas sales (exclusive of Alba Plant, LLC and methanol operations) accounted for $93.4 million, or 66 percent, of the operating income from West Africa. Second quarter 2007 condensate and natural gas sales volumes averaged 38,119 Boepd compared to 21,622 Boepd last year.

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The average realized price for condensate during the second quarter was $69.23 per Bbl compared to $68.76 per Bbl for the same period last year.
Alba Plant, LLC reported $38.0 million of income from liquefied petroleum gas and condensate sales, net to Noble Energy’s interest, compared to $23.9 million during the second quarter 2006. Net Alba Plant, LLC LPG and condensate sales volumes totaled 9,096 Bpd compared to 7,439 Bpd for the same period last year. The increase in sales volumes is attributed to increased liftings of LPG’s and condensate. The average Alba Plant, LLC realized price during the second quarter was $50.60 per Bbl compared to $46.68 per Bbl for the same period last year.
Income from methanol operations decreased slightly to $11.0 million, net to Noble Energy’s interest, compared to $11.6 million during the second quarter 2006. The company’s share of methanol sales volumes was 33.6 million gallons (Gal) compared to last year’s 32.4 million Gal. Second quarter realized methanol prices were 87 cents per Gal compared to 84 cents per Gal for the second quarter 2006.
North Sea
In the North Sea, operating income for the second quarter 2007 was $27.4 million compared to $17.9 million the previous year, resulting primarily from crude sales from the Dumbarton field in the UK, which commenced production in late January 2007. In the second quarter 2007, Dumbarton production averaged 7,200 Bopd.
Israel
Second quarter 2007 operating income was $17.5 million compared to $13.3 million for the same period in 2006. Natural gas production, net to Noble Energy, averaged 97.5 MMcfpd for the second quarter 2007, a 29 percent increase compared to 75.3 MMcfpd the previous year. The increased natural gas volumes reflect increased natural gas demand and a full quarter of sales to Israeli Electric Corporation’s Reading power plant in Tel Aviv, which came online late in the second quarter 2006. Sales prices averaged $2.70 per Mcf for the second quarter 2007 as compared to $2.66 per Mcf for the prior year period.
Other International
Argentina, China, Ecuador and Suriname combined recorded second quarter 2007 operating income of $15.2 million compared to $22.4 million for second quarter last year. In China, second quarter operating income was $13.2 million. Net oil production in China averaged 4,154 Bopd for the second quarter. In Argentina, second quarter operating income was $3.5 million, and net production averaged 3,014 Boepd. The Machala power plant reported operating income of $1.7 million for the second quarter. For the quarter, 188,675 megawatt-hours were sold at an average price of 7.4 cents per kilowatt-hour.
Capital Expenditure Update
Noble Energy expects 2007 capital expenditures to be approximately $1.6 billion, compared to the $1.42 billion announced in February of this year. The increases are primarily related to the acquisition and development of property acquired in the Piceance Basin, acquisition of additional acreage in the Niobrara and New Albany Shale, and increases in our Deepwater Gulf of Mexico and West Africa programs. The increase in deepwater is primarily associated with the recent Isabela discovery. Capital additions in West Africa are due to the addition of a drilling rig which is now operating in Cameroon.
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the deepwater Gulf of Mexico. In addition, Noble Energy operates internationally in Argentina, China, Ecuador, the Mediterranean Sea (Israel), the North Sea (UK, the Netherlands, and Norway), West Africa (Equatorial Guinea and Cameroon) and Suriname. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc. Visit Noble Energy online at www.nobleenergyinc.com.

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This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We may use certain terms in this press release, such as “resources,” “estimated resource range,” “resource potential” and “potential resources,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-07964, available from Noble Energy’s offices or website, www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
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Schedule 1
Noble Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Oil and gas sales	$726,918	$714,860	$1,393,960	$1,361,112
Income from equity method investments	48,970	35,441	94,533	75,091
Other revenues	18,325	22,279	48,265	48,374

Total Revenues	794,213	772,580	1,536,758	1,484,577

Costs and Expenses
Lease operating costs	82,563	79,186	161,438	161,379
Production and ad valorem taxes	28,748	27,513	53,915	52,966
Transportation costs	16,052	8,871	27,086	13,932
Exploration costs	53,761	29,400	99,002	61,423
Depreciation, depletion and amortization	181,227	168,648	345,187	293,113
General and administrative	47,761	37,661	92,850	73,059
Accretion of discount on asset retirement obligations	2,041	2,662	4,428	5,979
Interest, net of amount capitalized	30,986	33,918	57,858	67,086
Loss (gain) on derivative instruments	(1,066)	401,197	(2,071)	396,039
Loss on involuntary conversion	38,291	—	51,406	—
Other expense, net	20,748	28,389	48,706	55,112

Total Costs and Expenses	501,112	817,445	939,805	1,180,088

Income (Loss) Before Taxes	293,101	(44,865)	596,953	304,489
Income Tax Provision (Benefit)	83,996	(14,160)	176,036	109,107

Net Income (Loss)	$209,105	$(30,705)	$420,917	$195,382

Earnings (Loss) Per Share
Basic	$1.22	$(0.17)	$2.46	$1.11
Diluted	$1.21	$(0.17)	$2.43	$1.08

Weighted average number of shares outstanding
Basic	170,900	177,160	170,873	176,651
Diluted	173,083	177,160	173,064	180,460

Schedule 2
Noble Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, Except Share Amounts)

	(Unaudited)
	June 30,	December 31,

	2007	2006

ASSETS

Current Assets
Cash and cash equivalents	$301,750	$153,408
Accounts receivable — trade, net	603,094	586,882
Deferred income taxes	50,912	101,233
Probable insurance claims	30,620	99,835
Other current assets	141,431	127,188

Total current assets	1,127,807	1,068,546
Property, plant and equipment
Oil and gas properties (successful efforts method of accounting)	9,539,419	8,867,639
Other property, plant and equipment	90,534	79,646

	9,629,953	8,947,285
Accumulated depreciation, depletion and amortization	(2,110,142)	(1,776,528)

Total property, plant and equipment, net	7,519,811	7,170,757
Other noncurrent assets	574,321	568,032
Goodwill	767,121	781,290

Total Assets	$9,989,060	$9,588,625

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable — trade	$548,147	$518,609
Derivative instruments	328,418	254,625
Income taxes	36,616	107,136
Short-term borrowings	40,000	—
Asset retirement obligations	44,189	68,500
Other current liabilities	166,581	235,392

Total current liabilities	1,163,951	1,184,262
Deferred income taxes	1,771,059	1,758,452
Asset retirement obligations	111,471	127,689
Derivative instruments	223,854	328,875
Other noncurrent liabilities	342,048	274,720
Long-term debt	1,990,949	1,800,810

Total Liabilities	5,603,332	5,474,808

Commitments and Contingencies

Shareholders’ Equity
Preferred stock — par value $1.00; 4,000,000 shares authorized, none issued	—	—
Common stock — par value $3.33 1/3; 250,000,000 shares authorized; 190,244,402 and 188,808,087 shares issued, respectively	634,151	629,360
Capital in excess of par value	2,074,136	2,041,048
Accumulated other comprehensive loss	(192,196)	(140,509)
Treasury stock, at cost: 18,580,865 and 16,574,384 shares, respectively	(612,976)	(511,443)
Retained earnings	2,482,613	2,095,361

Total Shareholders’ Equity	4,385,728	4,113,817

Total Liabilities and Shareholders’ Equity	$9,989,060	$9,588,625

Schedule 3
Noble Energy, Inc. and Subsidiaries
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net income	$209,105	$(30,705)	$420,917	$195,382
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization — oil and gas production	181,227	168,648	345,187	293,113
Depreciation, depletion and amortization — electricity generation	3,441	3,916	6,913	8,067
Exploration costs	53,761	29,400	99,002	61,423
Interest capitalized	(2,652)	(802)	(6,301)	(2,256)
Income from equity method investees	(48,970)	(35,441)	(94,533)	(75,091)
Distributions and dividends from equity method investees	44,251	39,497	96,944	95,520
Deferred compensation expense	3,017	5,563	14,666	14,740
Deferred income taxes	55,796	(8,402)	103,516	47,059
Accretion of discount on asset retirement obligations	2,041	2,662	4,428	5,979
Allowance for doubtful accounts	2,801	3,908	7,483	3,615
Stock-based compensation expense	6,631	3,169	12,078	6,323
(Gain) loss on derivative instruments [1]	(40,655)	417,103	(92,690)	447,789
Other, net	3,425	6,964	3,919	7,838

Discretionary Cash Flow [2]	473,219	605,480	921,529	1,109,501

Reconciliation to Operating Cash Flows:
Net changes in working capital	(78,673)	(139,688)	(82,763)	(56,010)
Cash exploration costs	(43,133)	(21,764)	(68,139)	(36,318)
Capitalized interest	2,652	802	6,301	2,256
Distributions from equity method investees	—	(30,497)	—	(77,520)
Gain on disposal of assets	(913)	(11,015)	(6,065)	(11,015)
Other adjustments to reconcile discretionary cash flow to operating cash flows	(2,601)	3,413	2,008	3,346

Net Cash Provided by Operating Activities	$350,551	$406,731	$772,871	$934,240

[1]	Includes $39,589 and $90,618 related to hedge contracts that were re-designated at the time of the Gulf of Mexico Shelf Asset Sale and settled during the three and six months ended June 30, 2007. See Schedule 8 — PreTax Cash Flow Hedges Earnings Impact.

[2]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the Company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 4
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)
Three Months Ended 6/30/07

		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int’l [1]	& Other [2]

Revenues
Oil sales	$421,811	$210,544	$118,437		$59,868	$—	$32,962	$—
Gas sales	305,107	275,772	3,094	[3]	2,301	23,936	4	—
Equity investee liquids sales	—	—	41,884		—	—	—	(41,884)
Equity investee methanol sales	—	—	29,059		—	—	—	(29,059)
Gathering, marketing and processing	4,420	—	—		—	—	—	4,420
Electricity sales	13,905	—	—		—	—	13,905	—
Income from equity method investees	48,970	—	—		—	—	—	48,970

Total Revenues	794,213	486,316	192,474		62,169	23,936	46,871	(17,553)

Costs and expenses
Oil and gas operating costs	76,469	50,808	10,840		7,197	2,145	5,292	187
Workover and repair expense	6,094	6,038 [7]	—		—	—	56	—
Production and ad valorem taxes	28,748	24,077	—		—	—	4,548	123
Transportation	16,052	13,978	—		1,758	—	316	—
Oil and gas exploration	53,761	26,717	11,511		9,239	210	2,473	3,611
Gathering, marketing and processing	3,977	—	—		—	—	—	3,977
Equity investee liquids expense	—	—	3,916		—	—	—	(3,916)
Equity investee methanol expense	—	—	18,057		—	—	—	(18,057)
Electricity generation	12,169	—	—		—	—	12,169	—
DD&A	181,227	146,466	6,773		15,453	4,122	6,156	2,257
Impairment of operating assets	—	—	—		—	—	—	—
General and administrative	47,761	16,931	985		520	35	109	29,181
Accretion expense	2,041	1,523	26		337	113	42	—
Interest expense, net	30,986	—	—		—	—	—	30,986
Deferred compensation	3,017	—	—		—	—	—	3,017
(Gain) loss on derivative instruments	(1,066)	(1,066)	—		—	—	—	—
Loss on involuntary conversion	38,291	38,291	—		—	—	—	—
(Gain) loss on sale of assets	(913)	(914)	—		—	(1)	(4)	6
Other expense (income), net	2,498	3,483	(1,990)		305	(181)	563	318

Total Costs and Expenses	501,112	326,332	50,118		34,809	6,443	31,720	51,690

Operating Income (Loss)	$293,101	$159,984	$142,356		$27,360	$17,493	$15,151	$(69,243)

Key Statistics
Sales Volumes

Liquids (Bopd)	80,731	45,068	18,799		9,692	—	7,172	—
Natural Gas (Mcfpd)	658,136	417,779	115,922	[3]	5,254	97,487	21,694 [6]	—
Equity Investee Liquids (Bpd)	9,096	—	9,096	[4]	—	—	—	—
Equity Investee Methanol (Kgal)	33,559	—	33,559		—	—	—	—

Production Volumes

Liquids (Bopd)	79,027	45,068	16,054		10,744	—	7,161	—
Natural Gas (Mcfpd)	658,136	417,779	115,922		5,254	97,487	21,694	—
Equity Investee Liquids (Bpd)	8,500	—	8,500	[5]	—	—	—	—

Total Production Boepd [8]	197,217	114,698	43,874		11,620	16,248	10,777	—

Average Realized Price

Liquids	$57.42	$51.34	$69.23		$67.88	$—	$50.51	$—
Natural Gas	5.27	7.25	0.29		4.81	2.70	1.00	—
Equity Investee Liquids	50.60	—	50.60		—	—	—	—
Equity Investee Methanol	0.87	—	0.87		—	—	—	—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas from the Alba field in Equatorial Guinea is under contract for $0.25 per MMBtu to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 2,087 Bpd and 7,009 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,956 Bpd and 6,544 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Since the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Hurricane related repair expense was de minimus for second quarter 2007.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 5
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)
Three Months Ended 6/30/06

		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int’l [1]	& Other [2]

Revenues
Oil sales	$407,209	$250,764	$95,930		$20,900	$—	$39,615	$—
Gas sales	307,651	282,526	1,403	[3]	5,454	18,231	37	—
Equity investee liquids sales	—	—	31,600		—	—	—	(31,600)
Equity investee methanol sales	—	—	27,328		—	—	—	(27,328)
Gathering, marketing and processing	6,760	—	—		—	—	—	6,760
Electricity sales	15,519	—	—		—	—	15,519	—
Income from equity method investments	35,441	—	—		—	—	—	35,441

Total Revenues	772,580	533,290	156,261		26,354	18,231	55,171	(16,727)

Costs and expenses
Oil and gas operating costs	66,517	50,406	7,903		2,310	2,132	3,648	118
Workover and repair expense	12,669	12,653 [7]	—		—	—	16	—
Production and ad valorem taxes	27,513	21,660	—		—	—	5,735	118
Transportation	8,871	7,289	—		1,398	—	184	—
Oil and gas exploration	29,400	18,774	2,313		3,412	29	2,422	2,450
Gathering, marketing and processing	5,968	—	—		—	—	—	5,968
Equity investee liquids expense	—	—	7,725		—	—	—	(7,725)
Equity investee methanol expense	—	—	15,762		—	—	—	(15,762)
Electricity generation	14,598	—	—		—	—	14,598	—
DD&A	168,648	151,331	4,206		1,456	3,053	6,926	1,676
Impairment of operating assets	6,359	6,359	—		—	—	—	—
General and administrative	37,661	14,755	—		679	28	(768)	22,967
Accretion expense	2,662	2,188	26		287	107	54	—
Interest expense, net	33,918	—	—		—	—	—	33,918
Deferred compensation	5,563	—	—		—	—	—	5,563
Loss (gain) on derivative instruments	401,197	401,197	—		—	—	—	—
Loss on involuntary conversion	—	—	—		—	—	—	—
(Gain) loss on sale of assets	(10,917)	(9,052)	—		(1,930)	—	(15)	80
Other expense (income), net	6,818	7,866	(65)		861	(456)	(23)	(1,365)

Total Costs and Expenses	817,445	685,426	37,870		8,473	4,893	32,777	48,006

Operating Income (Loss)	$(44,865)	$(152,136)	$118,391		$17,881	$13,338	$22,394	$(64,733)

Key Statistics
Sales Volumes

Liquids (Bopd)	78,414	51,983	15,332		3,322	—	7,777	—
Natural Gas (Mcfpd)	636,936	493,268	37,741	[3]	8,342	75,317	22,268 [6]	—
Equity Investee Liquids (Bpd)	7,439	—	7,439	[4]	—	—	—	—
Equity Investee Methanol (Kgal)	32,355	—	32,355		—	—	—	—

Production Volumes

Liquids (Bopd)	81,040	51,983	18,046		3,811	—	7,200	—
Natural Gas (Mcfpd)	636,936	493,268	37,741		8,342	75,317	22,268	—
Equity Investee Liquids (Bpd)	7,552	—	7,552	[5]	—	—	—	—

Total Production Boepd [8]	194,747	134,194	31,888		5,201	12,553	10,911	—

Average Realized Price

Liquids	$57.07	$53.01	$68.76		$69.14	$—	$55.98	$—
Natural Gas	5.50	6.29	0.41		7.19	2.66	1.15	—
Equity Investee Liquids	46.68	—	46.68		—	—	—	—
Equity Investee Methanol	0.84	—	0.84		—	—	—	—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas from the Alba field in Equatorial Guinea is under contract for $0.25 per MMBtu to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 2,221 Bpd and 5,218 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,792 Bpd and 5,760 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Since the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Hurricane related repair expense was $6.6 million for second quarter 2006.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 6
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)
Six Months Ended 6/30/07

		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int’l [1]	& Other [2]

Revenues
Oil sales	$754,957	$400,945	$180,378		$111,142	$—	$62,492	$—
Gas sales	639,003	578,607	4,890	[3]	6,188	49,311	7	—
Equity investee liquids sales	—	—	69,980		—	—	—	(69,980)
Equity investee methanol sales	—	—	77,350		—	—	—	(77,350)
Gathering, marketing and processing	11,136	—	—		—	—	—	11,136
Electricity sales	37,129	—	—		—	—	37,129	—
Income from equity method investments	94,533	—	—		—	—	—	94,533

Total Revenues	1,536,758	979,552	332,598		117,330	49,311	99,628	(41,661)

Costs and expenses
Oil and gas operating costs	151,389	105,973	17,531		13,257	4,281	10,012	335
Workover and repair expense	10,049	9,867 [7]	—		—	—	182	—
Production and ad valorem taxes	53,915	44,544	—		—	—	9,086	285
Transportation	27,086	21,776	—		4,232	—	1,078	—
Oil and gas exploration	99,002	49,882	28,279		10,794	388	3,315	6,344
Gathering, marketing and processing	8,993	—	—		—	—	—	8,993
Equity investee liquids expense	—	—	11,202		—	—	—	(11,202)
Equity investee methanol expense	—	—	41,595		—	—	—	(41,595)
Electricity generation	28,262	—	—		—	—	28,262	—
DD&A	345,187	284,287	10,015		27,108	7,833	12,018	3,926
Impairment of operating assets	—	—	—		—	—	—	—
General and administrative	92,850	33,623	1,546		1,710	49	642	55,280
Accretion expense	4,428	3,394	52		673	225	84	—
Interest expense, net	57,858	—	—		—	—	—	57,858
Deferred compensation	14,666	—	—		—	—	—	14,666
(Gain) loss on derivative instruments	(2,071)	(2,071)	—		—	—	—	—
Loss on involuntary conversion	51,406	51,406	—		—	—	—	—
(Gain) loss on sale of assets	(6,066)	(6,141)	—		—	73	(4)	6
Other expense (income), net	2,851	5,520	(3,424)		35	(713)	876	557

Total Costs and Expenses	939,805	602,060	106,796		57,809	12,136	65,551	95,453

Operating Income (Loss)	$596,953	$377,492	$225,802		$59,521	$37,175	$34,077	$(137,114)

Key Statistics
Sales Volumes

Liquids (Bopd)	77,597	45,321	15,536		9,528	—	7,212	—
Natural Gas (Mcfpd)	631,297	413,053	85,773	[3]	6,207	100,285	25,979 [6]	—
Equity Investee Liquids (Bpd)	8,061	—	8,061	[4]	—	—	—	—
Equity Investee Methanol (Kgal)	73,251	—	73,251-		—	—	—

Production Volumes

Liquids (Bopd)	78,764	45,321	16,152		10,038	—	7,253	—
Natural Gas (Mcfpd)	631,297	413,053	85,773		6,207	100,285	25,979	—
Equity Investee Liquids (Bpd)	8,357	—	8,357	[5]	—	—	—	—

Total Production Boepd [8]	192,338	114,163	38,805		11,073	16,714	11,583	—

Average Realized Price

Liquids	$53.75	$48.88	$64.15		$64.45	$—	$47.87	$—
Natural Gas	5.83	7.74	0.31		5.51	2.72	1.00	—
Equity Investee Liquids	47.96	—	47.96		—	—	—	—
Equity Investee Methanol	1.06	—	1.06		—	—	—	—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas from the Alba field in Equatorial Guinea is under contract for $0.25 per MMBtu to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,962 Bpd and 6,099 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,937 Bpd and 6,420 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Since the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes $0.6 million of Hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 7
Noble Energy, Inc
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)
Six Months Ended 6/30/06

		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int’l [1]	& Other [2]

Revenues
Oil sales	$734,284	$392,084	$218,236		$49,079	$—	$74,885	$—
Gas sales	626,828	572,062	3,136	[3]	13,562	37,990	78	—
Equity investee liquids sales	—	—	64,556		—	—	—	(64,556)
Equity investee methanol sales	—	—	55,313		—	—	—	(55,313)
Gathering, marketing and processing	14,943	—	—		—	—	—	14,943
Electricity sales	33,431	—	—		—	—	33,431	—
Income from equity method investments	75,091	—	—		—	—	—	75,091

Total Revenues	1,484,577	964,146	341,241		62,641	37,990	108,394	(29,835)

Costs and expenses
Oil and gas operating costs	129,119	96,604	15,450		4,643	4,255	7,806	361
Workover and repair expense	32,260	32,175 [7]	—		—	—	85	—
Production and ad valorem taxes	52,966	43,737	—		—	—	8,968	261
Transportation	13,932	10,664	—		2,891	—	377	—
Oil and gas exploration	61,423	39,115	4,634		7,884	61	4,783	4,946
Gathering, marketing and processing	11,470	—	—		—	—	—	11,470
Equity investee liquids expense	—	—	13,578		—	—	—	(13,578)
Equity investee methanol expense	—	—	31,200		—	—	—	(31,200)
Electricity generation	25,224	—	—		—	—	25,224	—
DD&A	293,113	256,023	10,321		3,330	6,252	13,524	3,663
Impairment of operating assets	6,359	6,359	—		—	—	—	—
General and administrative	73,059	28,076	1		1,306	39	982	42,655
Accretion expense	5,979	5,023	52		578	213	113	—
Interest expense, net	67,086	—	—		—	—	—	67,086
Deferred compensation	14,739	—	—		—	—	—	14,739
(Gain) loss on derivative instruments	396,039	396,039	—		—	—	—	—
Loss on involuntary conversion	—	—	—		—	—	—	—
(Gain) loss on sale of assets	(11,015)	(9,126)	—		(1,930)	—	15	26
Other expense (income), net	8,335	10,234	(278)		395	(896)	1,127	(2,247)

Total Costs and Expenses	1,180,088	914,923	74,958		19,097	9,924	63,004	98,182

Operating Income (Loss)	$304,489	$49,223	$266,283		$43,544	$28,066	$45,390	$(128,017)

Key Statistics
Sales Volumes

Liquids (Bopd)	75,475	44,634	19,267		3,786	—	7,788	—
Natural Gas (Mcfpd)	635,942	477,993	46,130	[3]	8,413	78,916	24,490 [6]	—
Equity Investee Liquids (Bpd)	7,780	—	7,780	[4]	—	—	—	—
Equity Investee Methanol (Kgal)	66,464	—	66,464		—	—	—	—

Production Volumes

Liquids (Bopd)	73,949	44,634	18,027		3,993	—	7,295	—
Natural Gas (Mcfpd)	635,942	477,993	46,130		8,413	78,916	24,490	—
Equity Investee Liquids (Bpd)	7,253	—	7,253	[5]	—	—	—	—

Total Production Boepd [8]	187,193	124,300	32,968		5,395	13,153	11,377	—

Average Realized Price

Liquids	$53.75	$48.53	$62.58		$71.62	$—	$53.12	$—
Natural Gas	5.66	6.61	0.38		8.91	2.66	1.12	—
Equity Investee Liquids	45.85	—	45.85		—	—	—	—
Equity Investee Methanol	0.83	—	0.83		—	—	—	—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas from the Alba field in Equatorial Guinea is under contract for $0.25 per MMBtu to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,649 Bpd and 6,131 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,682 Bpd and 5,571 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Since the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes $21.4 million of Hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 8
Noble Energy, Inc.
Pretax Cash Flow Hedges Earnings Impact
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

(Decrease) increase of oil and gas sales:
Cash settlement crude oil contracts	$(39,959)	$(57,186)	$(68,062)	$(113,301)
Cash settlement natural gas contracts	(10,344)	(10,734)	(18,534)	(61,936)

Total cash settlements	(50,303)	(67,920)	(86,596)	(175,237)
Non-cash impact of loss associated with Gulf of Mexico shelf asset sale	39,589	—	90,618	—

Net increase (decrease) of oil and gas sales	(10,714)	(67,920)	4,022	(175,237)

Gain (loss) on derivative instruments:
Gain (loss) associated with Gulf of Mexico shelf asset sale	—	(398,517)	—	(398,517)
Gain (loss) from ineffectiveness and other	1,066	(2,680)	2,071	2,478

Gain (loss) on derivative instruments	1,066	(401,197)	2,071	(396,039)

Pretax earnings increase (decrease)	$(9,648)	$(469,117)	$6,093	$(571,276)

Impact of Loss Associated with Gulf of Mexico Shelf Asset Sale
(Dollars in thousands)
(Unaudited)

Loss associated with Gulf of Mexico shelf asset sale ( 2Q 2006 )	$(398,517)
Redesignated and mark to market contracts settled in 2006	30,651
Redesignated contracts settled in 1st & 2nd Qtr 2007	90,618

Unsettled loss associated with Gulf of Mexico shelf asset sale	$(277,248)

Settlement schedule	Crude Oil	Natural Gas	Total

3Q 2007	—	42,404	42,404
4Q 2007	—	49,402	49,402
1Q 2008	5,979	54,529	60,508
2Q 2008	5,835	32,191	38,026
3Q 2008	5,763	34,055	39,818
4Q 2008	5,633	41,457	47,090

Remaining settlements	$23,210	$254,038	$277,248

Schedule 9
Noble Energy, Inc.
Ecuador Power Operations
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Power Sales	$11,751	$13,467	$32,770	$29,216
Capacity Charge	2,154	2,052	4,359	4,215

Total Revenues	13,905	15,519	37,129	33,431

Costs and expenses
Field
Lease Operating	608	725	1,329	1,363
DD&A	2,372	2,733	5,230	5,744
General and administrative	569	551	1,449	1,262
Plant Fuel & Other Operating Costs	6,415	7,334	15,715	10,929
DD&A	1,069	1,182	1,683	2,323
General and administrative	1,136	2,073	2,856	3,603

Total Costs and Expenses	12,169	14,598	28,262	25,224

Operating Income	$1,736	$921	$8,867	$8,207

Natural Gas Production (Mcfpd)	21,655	21,908	25,940	24,102
Average Natural Gas Price	$3.73	$3.76	$3.75	$3.76

Power Production — Total MW	188,675	191,005	455,323	420,707
Average Power Price ($/Kwh)	$0.074	$0.081	$0.082	$0.079

Schedule 10
Income from Equity Method Investees
Methanol Operations
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Methanol sales	$29,059	$27,328	$77,350	$55,313
Other	1,503	3,502	2,791	5,277

Total revenues	30,562	30,830	80,141	60,590

Costs and expenses
Cost of goods sold	11,315	12,696	26,165	23,151
DD&A	2,758	2,340	5,521	4,727
General and administrative	594	501	1,158	1,022

Total costs and expenses	14,667	15,537	32,844	28,900

Income Tax Provision	4,893	3,727	11,542	7,577

Income from Equity Method Investees	$11,002	$11,566	$35,755	$24,113

Methanol Sales (KGal)	33,559	32,355	73,251	66,464
Average Realized Price ($/Gal)	$0.87	$0.84	$1.06	$0.83
Alba Plant
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
LPG Plant Sales	$41,884	$31,600	$69,980	$64,556
Other	210	(65)	308	647

Total Revenues	42,094	31,535	$70,288	$65,203

Costs and expenses
LPG Plant Expenses	5,665	6,022	11,622	10,937
DD&A	1,784	1,638	3,482	3,288
Other	(2,765)		(2,765)

Total Costs and Expenses	4,684	7,660	12,339	14,225

Income Tax Benefit	(558)	—	(829)	—

Income from Equity Method Investees	$37,968	$23,875	$58,778	$50,978

LPG Plant Sales (Bpd)	9,096	7,439	8,061	7,780
Average Realized Price ($/Bbl)	$50.60	$46.68	$47.96	$45.85